                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Filed by the Registrant  [ ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:
[X] Preliminary Proxy Statement           [ ] Confidential. For use of the
                                              Commission Only (as permitted
                                              by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to
    Rule 14a-11(c) or Rule 14a-12


                           Community Bancshares, Inc.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                   Corr, Inc.
-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

-------------------------------------------------------------------------------

         (2)      Aggregate number of securities to which transaction applies:

-------------------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

-------------------------------------------------------------------------------

         (4)      Proposed maximum aggregate value of transaction:

-------------------------------------------------------------------------------

         (5)      Total fee paid:

-------------------------------------------------------------------------------

         [ ]      Fee paid previously with preliminary materials:

-------------------------------------------------------------------------------

         [ ]      Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount previously paid:

-------------------------------------------------------------------------------

         (2)       Form, Schedule or Registration Statement No.:

-------------------------------------------------------------------------------

         (3)      Filing Party:

-------------------------------------------------------------------------------

         (4)      Date Filed:

-------------------------------------------------------------------------------

                                   CORR, INC.
                             600 THIRD AVENUE EAST
                             ONEONTA, ALABAMA 35121
                            TELEPHONE: (800)343-8796
                            FACSIMILE:(205)237-3525

                                June ____, 2002


Dear Fellow Stockholders of
    Community Bancshares, Inc.:

         We are sending the accompanying Proxy Statement and the enclosed BLUE proxy card to you as one of the holders of the common stock, par value $.10 per share (the "Common Stock"), of Community Bancshares, Inc. (the "Company") in order to solicit your proxy for use at this year's Annual Meeting of Stockholders of the Company (the "Annual Meeting"). The Annual Meeting will be held at The Heritage Club, 111 Washington Street, N.E., Huntsville, Alabama, on Tuesday, July 2, 2002, at 10:00 a.m., Central Time.

         It has been three years since a group of stockholders of the Company, of which we were a part, solicited proxies for use at the 1999 Annual Meeting of Stockholders of the Company. At that time, we expressed our concern about the significant number of related-party transactions involving various members of management and the impact of those transactions on the financial condition and operating results of the Company. While we were unsuccessful in 1999 in electing our nominees for Director of the Company, we nevertheless believe that we had some small measure of success given the subsequent termination or modification of several related-party transactions and the reduction in the rate at which such transactions are being effected by the Company.

         Now, however, there can be little doubt that the news involving the Company and its management is even more alarming. Over the past three years, the following events have been reported either in the periodic filings made by the Company with the Securities and Exchange Commission or in the press:

         - Various stockholders who are angry over management's apparent lack of regard for the value of their investments in the Company have sued the Company and members of management.

         - Employees of the Company who were allegedly wrongfully terminated for reporting their concerns regarding management of the Company and its actions to various regulatory agencies and law enforcement authorities have sued the Company for their wrongful termination.

         - The Federal Reserve Bank of Atlanta has investigated the Company and required it to enter into a memorandum of understanding pursuant to which certain restrictions have been implemented with respect to the operation and management of the Company's principal subsidiary, Community Bank.

         - The Federal Bureau of Investigation has launched an investigation of the Company regarding its alleged misuse of Community Bank's funds.

         - It has been reported that a Federal grand jury has taken testimony regarding alleged misconduct by certain members of management.

         - The United States Attorney for the Northern District of Alabama has filed a civil complaint to seize assets of a construction company which allegedly received more than $2 million from Community Bank as a result of "bank fraud".

We believe that these lawsuits and investigations reflect managements's gross misconduct and blatant disregard for its accountability to the stockholders of the Company.

         Management's blatant disregard for its accountability to the stockholders of the Company is also reflected in what are, in our view, misleading statements to the Company's stockholders regarding the operating results of the Company. After the Company restated its net income in 1999 from $3.38 million to $1.66 million and incurred losses of $2.2 million in 2000 and $1.1 million in 2001, Kennon R. Patterson, Sr., Chairman, President and Chief Executive Officer of the Company, tells the stockholders of the Company in his letter dated May 30, 2002, covering the Company's 2001 Annual

Fellow Stockholders of
    Community Bancshares, Inc.
June ___, 2002
Page 2


Report that the losses being incurred by the Company are improving. In our view, management's performance and the operating results of the Company are being bolstered by the sale of not only a substantial portion of its bond portfolio in 2001, but also 10 valuable bank branch locations this year. In particular, the sale of one-third of the Company's bank branches, in our view, significantly diminishes the Company's prospects for profitability in the future and represents a material change in the business plan and strategy of Community Bank, about which the stockholders of the Company have not been told.

         Rather than addressing our concerns directly, the Company and Community Bank have instead impugned our motives by accusing us in a lawsuit filed against us and certain other stockholders of the Company, of attempting to acquire control of the Company. While we cannot speak for the other defendants in this lawsuit, we certainly admit that we would have welcomed any good faith effort to rescue the Company from its mismanagement. Nevertheless, the truth of the matter is we are only interested in protecting our investment in the Company or alternatively disposing of that investment and instead we have decided to communicate with the stockholders of the Company in connection with the solicitation of proxies to elect our nominee for Director. Any suggestion that our solicitation of proxies is an attempt to acquire control of the Company is patently ludicrous. We, together with our associates, hold only 7.9% of the outstanding Common Stock of the Company and, even assuming our nominee for Director is elected, he will hold merely one of 10 seats on the Company's Board of Directors. This can hardly be considered acquiring control of the Company. Notwithstanding whatever management of the Company may say, we are entitled to seek representation on the Company's Board of Directors.

         IN LIGHT OF ALL OF THE LAWSUITS AND INVESTIGATIONS BY REGULATORY AGENCIES AND LAW ENFORCEMENT AUTHORITIES INVOLVING THE COMPANY AND MANAGEMENT, AND GIVEN THE POOR FINANCIAL PERFORMANCE OF THE COMPANY AND MANAGEMENT, WE BELIEVE THAT THERE MUST BE AN IMMEDIATE CHANGE! THE FIRST STEP TOWARD ACCOMPLISHING THIS CHANGE IS FOR THE STOCKHOLDERS TO ELECT OUR NOMINEE FOR DIRECTOR. Although the election of our nominee for Director will not solve all of the problems confronting the Company and its management, it will no doubt permit the stockholders the opportunity to begin to have meaningful input in the governance of the Company's operations and thereby remind management of its obligations to the Company's stockholders.

         We need your help! This is not a goal that can be accomplished by the efforts of a single stockholder. All of the Company's stockholders must unite in order that our message may be heard loud and clear. We must not tolerate the past practices of management of the Company! It is time for change!

         Vote to support our nominee for Director in order to protect your investment in the Company. We are a stockholder of the Company, our interests are aligned with yours and we have every incentive to increase stockholder value. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED BLUE PROXY CARD TODAY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE! If you have already submitted a proxy card to the Board of Directors of the Company, you may change your vote by signing, dating and returning the enclosed BLUE proxy card which will be counted at the Annual Meeting. If you need help in voting your shares, please call us at our toll-free telephone number above. Thank you for your support.


                                    Sincerely,


                                    Bryan A. Corr, Sr.
                                    President and Chief Executive Officer

                                PROXY STATEMENT
                                       OF
                                   CORR, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                           COMMUNITY BANCSHARES, INC.

                                  JULY 2, 2002

                                  INTRODUCTION

         This proxy statement (the "Proxy Statement") and the enclosed BLUE proxy card are being furnished to holders of the common stock, par value $.10 per share (the "Common Stock"), of Community Bancshares, Inc., a Delaware corporation (the "Company"), by Corr, Inc. (the "Stockholder") in connection with the solicitation of proxies from the Company's stockholders to be used at the 2002 Annual Meeting of Stockholders of the Company, including any adjournments or postponements, continuations or reschedulings thereof (the "Annual Meeting"). According to definitive proxy materials filed by the Company with the Securities and Exchange Commission ("SEC" or the "Commission"), the Annual Meeting is currently scheduled to be held on Tuesday, July 2, 2002, at The Heritage Club, 111 Washington Street, N.E., Huntsville, Alabama, at 10:00 a.m., Central Time. This Proxy Statement and the enclosed BLUE proxy card are first being furnished to the Company's stockholders on or about June _____, 2002.

         Your Proxy will authorize the Stockholder to take the following actions at the Annual Meeting:

         1. Elect the person nominated by the Stockholder as a Director of the Company (the "Stockholder Nominee"); and

         2. Transact such other business as may properly come before the Annual Meeting.


    YOUR VOTE IS IMPORTANT! A VOTE FOR THE STOCKHOLDER NOMINEE IS A VOTE FOR
       CHANGE. THE STOCKHOLDER URGES YOU TO JOIN IT AS DESCRIBED HEREIN.


                              GENERAL INFORMATION

         The Annual Meeting will be held at The Heritage Club, 111 Washington Street, N.E., Huntsville, Alabama on Tuesday, July 2, 2002, at 10:00 a.m., Central Time. According to the Company's definitive proxy materials, the Board of Directors has fixed the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting as May 10, 2002 (the "Record Date"). Stockholders of record at the close of business on the Record Date will be entitled to one vote at the Annual Meeting for each share of Common Stock held by them on the Record Date. As of May 10, 2002, the total number of shares of Common Stock reported by the Company as being outstanding was 4,826,601. To the knowledge of the Stockholder, the Common Stock is the only class of voting securities of the Company outstanding as of the Record Date.


                       TO ELECT THE STOCKHOLDER NOMINEE,
      PROMPTLY COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED BLUE PROXY CARD
                     IN THE ENCLOSED POSTAGE-PAID ENVELOPE.


             WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING OR NOT,
                THE STOCKHOLDER URGES YOU TO COMPLETE AND RETURN
                         THE ENCLOSED BLUE PROXY CARD.


                  PROPERLY VOTING THE ENCLOSED BLUE PROXY CARD
           AUTOMATICALLY REVOKES ANY PROXY PREVIOUSLY SIGNED BY YOU.
        REMEMBER, ONLY YOUR LATEST DATED AND SIGNED PROXY WILL BE VOTED.


         If the enclosed BLUE proxy card is properly executed and received by the Stockholder before or at the Annual Meeting, the shares of Common Stock represented thereby will be voted by the person designated therein in accordance with the directions indicated thereon. If you sign the BLUE proxy card but do not make any specific choices, your proxy will vote your shares in favor of the election of the Stockholder Nominee to the Board of Directors.

               THIS SOLICITATION IS BEING MADE BY THE STOCKHOLDER
          AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.


                          REASONS FOR THE SOLICITATION

         The Stockholder believes that the Annual Meeting is critical to the future of the Company and its stockholders and, accordingly, is requesting proxies from stockholders of the Company to elect the Stockholder Nominee as a Director. The Stockholder's concerns about the future of the Company are based upon, among other things, the restatement of its net income for 1999 from $3.38 million to $1.66 million and the net losses of $2.2 million and $1.1 million for the years 2000 and 2001, respectively. Even then, the operating results of the Company were, in our view, bolstered by the sale of a substantial portion of its bond portfolio. The Stockholder believes that the losses incurred by the Company during the past two years are attributable in large measure to gross mismanagement of the Company by its management, including its failure to properly monitor the acts of certain of the Company's officers and employees.

         The gross mismanagement of the Company is reflected in the numerous lawsuits and investigations to which the Company is a party. For instance, a lawsuit now styled M. Lewis Benson; Doris E. Benson; John M. Packard, Jr.; and Andy C. Mann v. Community Bancshares, Inc.; Community Bank, Inc.; Larry Bishop; Morgan City Construction, Inc.; J&M Materials, Inc.; Dewey Hamaker; Kennon R. Patterson, Sr.; Kennon R. Patterson, Jr.; Glynn Debter; Stacey Mann; Merritt Robbins; Bishop K. Walker, Jr.; Roy B. Jackson; Loy McGruder; Robert O. Summerford; Denny G. Kelly; Jimmie Trotter; John J. Lewis, Jr.; Jimmy Childers; Hodge Patterson; Edward Ferguson; and Fictitious Defendants 1-10, Civil Action No. CV-00-275, which was originally filed on July 21, 2000, is currently pending in the Circuit Court of Blount County, Alabama. In this lawsuit, the plaintiffs, all of whom are stockholders of the Company, allege mismanagement of the Company's assets, including management's failure to properly monitor certain construction projects. Specifically, the plaintiffs allege that a construction company hired to build two bank branches billed, and received payment from, the Company for expenditures and services rendered with respect to the construction of the 20,000 square-foot luxury home of Kennon R. Patterson, Sr., Chairman of the Board, President and Chief Executive Officer of the Company. The Company's Board of Directors appointed a special committee on August 24, 2000, comprised of certain of its own members to conduct an investigation of the allegations giving rise to this lawsuit. While the special committee found no evidence that the Company had paid any of the construction costs associated with Mr. Patterson's luxury home, it was reported in the press that the Circuit Court Judge hearing this lawsuit rejected the Company's request that the lawsuit be dismissed and sharply criticized the special committee's efforts. The Circuit Court Judge specifically questioned the committee's good faith, independence, thoroughness and fairness. The evidence presented by the plaintiffs, according to the Circuit Court Judge, suggested that the committee rarely met, did not locate a critical witness whose telephone number was readily available, did not discuss this matter with employees of the construction company in question, overlooked obvious contradictions in witnesses' stories and did not attempt to review the billing records of the construction company. Finally, the Circuit Court Judge questioned the objectivity of the special committee during the course of the investigation and permitted discovery to commence in the lawsuit.

According to press accounts, the allegations giving rise to this lawsuit have also been the subject of certain investigations by regulatory agencies and law enforcement authorities. In July 2000, Michael A. Bean, then Chief Financial Officer and a Director of Community Bank, and Michael W. Alred, then a Vice President and a Director of Community Bank, discussed with regulatory and law enforcement officials their concerns regarding, among other things, the fraudulent payment of construction costs associated with Mr. Patterson's luxury home. Shortly thereafter, the construction company's billing and personnel records and computers were seized pursuant to a warrant issued by the District Attorney of Marshall County, Alabama, at the behest of the Federal Bureau of Investigation ("FBI"), and numerous examiners with the Federal Reserve Bank of Atlanta, the Federal Deposit Insurance Corporation and the Alabama Department of Banking began an extensive review of the Company's records. A federal grand jury began taking evidence regarding these allegations sometime in 2000.

         On September 14, 2000, a lawsuit now styled Estate of R. C. Corr, Jr.; Doris S. Corr; Bryan A. Corr, Sr.; Tina M. Corr; Joan M. Currier; John David Currier; and Corr, Inc. f/k/a Oneonta Telephone Company, Inc. v. Kennon R. Patterson, Sr.; Kennon R. Patterson, Jr.; Glynn Debter; Stacey Mann; Merritt Robbins; Bishop K. Walker, Jr.; Roy B. Jackson; Loy McGruder; Robert O. Summerford; Denny G. Kelly; Jimmie Trotter; John J. Lewis, Jr.; Hodge Patterson; Edward Ferguson; Community Bancshares, Inc.; Community Bank, Inc., et al., Civil Action No. CV-00-216-OHJ, was filed in the Circuit Court of Blount County, Alabama. In this lawsuit, the plaintiffs, which include the Stockholder, the Stockholder Nominee and certain of his associates allege that certain actions and omissions of the defendants, which consist of the Company, Community Bank and certain members of the Board of Directors of such entities, caused the siphoning off of corporate income and assets which in turn resulted in depriving the plaintiffs of their just share of corporate income and gains. The actions and omissions of the defendants are alleged to include the payment to Directors of exorbitant salaries and bonuses, improper payments to Directors' relatives, unreasonable payments under contracts between the Company and its subsidiaries and certain of the defendants or to entities controlled by certain of the defendants or their relatives, and improper rental agreements for property leased by the Company and its subsidiaries from certain of the defendants.

         On November 15, 2000, a lawsuit styled Michael W. Alred and Michael A. Bean v. Community Bank, Inc., Civil Action No. CV-00-B-3309-NE, was filed in the United States District Court for the Northern District of Alabama, Northeastern Division. In this lawsuit, the plaintiffs, Michael W. Bean and Michael A. Alred, allege that they were wrongfully terminated by the Company as a result of reporting the activities of management to regulatory agencies and law enforcement authorities.

         The Company entered into a memorandum of understanding with the Federal Reserve Bank of Atlanta on April 9, 2001. Under this informal agreement with one of the Company's principal regulatory agencies, the Company must refrain from paying dividends, repurchasing any of its shares of Common Stock, incurring any additional indebtedness, altering terms of existing indebtedness or increasing the amount of management fees paid to the Company by Community Bank. The Company also agreed to develop a contingency plan for conserving or raising cash, develop a plan to strengthen the Company's internal audit program, provide information regarding loans extended by Community Bank to facilitate purchases of the Company's Common Stock and appoint a committee to review the appropriateness of Mr. Patterson's compensation.

         The United States Attorney for the Northern District of Alabama filed a civil complaint in the United States District Court for the Northern District of Alabama, Middle Division, on February 12, 2002, to begin forfeiture proceedings to seize certain assets from the owners of the construction company. The U.S. Attorney alleged in the civil complaint that Kennon R. Patterson, Sr., other officials of Community Bank and the construction company owners "were able to take advantage of a lack of oversight and poor internal controls" by Community Bank and that Federal and state law enforcement investigators have found approximately $2 million paid to the construction company in violation of Federal law. In the civil complaint, the United States Attorney alleged that a review of the construction company's records and documents conducted as part of the FBI's investigation shows a substantial amount of overbilling by the construction company on certain construction projects of Community Bank during the period January 1998 through July 2000, and that these same documents show virtually no billing by the construction company with respect to Mr. Patterson's personal residence and other structures located on the surrounding property despite extensive work being performed during the same time period.

         It is the belief of the Stockholder, consistent with applicable Delaware law, that the ultimate responsibility for the management of the Company lies with its Board of Directors. Given the ongoing investigations and pending litigation involving the Company, Community Bank and certain of its officers and Directors, the Stockholder believes that a change in the Board of Directors of the Company is necessary and in the best interests of all the stockholders of the Company. Based on the events which have occurred over the past several years, it is apparent that the current Board of Directors of the Company either does not understand its responsibilities in this regard or has chosen to ignore those responsibilities. The Stockholder seeks a change in the direction of the Company to one that will benefit all stockholders, and believes that it is in the stockholders' best interests to elect the Stockholder Nominee. In the Stockholder's view, the election of the Stockholder Nominee is the first step in accomplishing this change. Although the election of the Stockholder Nominee will not solve all of the problems confronting the Company and its management, it will no doubt permit the stockholders the opportunity to begin to have meaningful input in the governance of the Company's operations.

         We need your help! Because of the large number of shares of Common Stock of the Company owned by management, this is clearly an uphill battle and not one that can be won without your help. We must unite so that our message is heard loud and clear: WE WILL NOT TOLERATE MANAGEMENT'S ABUSE OF ITS POWER AT THE EXPENSE OF THE STOCKHOLDERS' INVESTMENT IN THE COMPANY! We simply cannot afford for management to continue to manage the Company as though it was their own personal asset, and with little or no regard for the interests of all the stockholders.


                            YOUR VOTE IS IMPORTANT!


                      TO VOTE FOR THE STOCKHOLDER NOMINEE
                IN ORDER TO SAVE YOUR INVESTMENT IN THE COMPANY,
                 COMPLETE,SIGN, DATE AND RETURN THE BLUE PROXY
               CARD TODAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE!


                   IF YOU HAVE ALREADY SUBMITTED A PROXY CARD
       TO THE BOARD OF DIRECTORS OF THE COMPANY, YOU MAY CHANGE YOUR VOTE
                 BY SIGNING, DATING AND RETURNING THE ENCLOSED
          BLUE PROXY CARD WHICH WILL BE COUNTED AT THE ANNUAL MEETING.


                      ELECTION OF THE STOCKHOLDER NOMINEE

         The Stockholder is soliciting proxies in support of the Stockholder Nominee to be used at the Annual Meeting. According to the Company's definitive proxy materials filed with the Commission, the Company's Board of Directors consists of 10 Directors, of which three are to be elected at the Annual Meeting. The Board of Directors is divided into three classes, the members of which serve staggered three-year terms. If the Stockholder Nominee is elected, the Stockholder Nominee would constitute one out of 10 Directors.

         The Stockholder proposes that the Company's stockholders elect the Stockholder Nominee as a Director of the Company at the Annual Meeting. According to the Company's definitive proxy materials filed with the Commission, the Stockholder Nominee would hold office as a Class III Director until the 2005 Annual Meeting and until his successor is elected and qualified, or until his earlier death, resignation, removal or disqualification. The Stockholder Nominee has agreed to serve as a Director of the Company if elected.

         The Stockholder Nominee, Bryan A. Corr, Sr., age 42, is President and Chief Executive Officer, Director and a principal shareholder of Corr, Inc. and an employee of Corr Wireless Communications, L.L.C., its wholly- owned subsidiary. Corr Wireless Communications, L.L.C. is engaged in operating, acquiring, constructing and disposing of cellular telephone systems in north Alabama. Mr. Corr previously served as a Director of Community Bancshares, Inc. from 1997 until his resignation on January 28, 1999, and as a Director of two of its subsidiaries, Community Bank and Community Insurance Corp., from 1997 until November 30, 1998.

         There are no arrangements or understandings between the Stockholder Nominee and any other person pursuant to which he was selected as a nominee. Although the Stockholder Nominee, upon his election as a Director of the Company, will be entitled to receive Director's fees consistent with the Company's practices as set forth in the Company's definitive proxy materials, it is the Stockholder Nominee's intent to refuse such fees until such time as the Company's financial situation has improved significantly.

         Neither the Stockholder Nominee nor any of his associates (i) has any arrangements or understandings with any person or persons with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates may be a party, or (ii) has carried on any occupation or employment with the Company or any corporation or organization which is or was a parent, subsidiary or other affiliate of the Company except as otherwise described herein. No family relationships exist between the Stockholder Nominee and any Director or executive officer of the Company.

         Certain additional information relating to, among other things, the ownership of Common Stock by the Stockholder Nominee and his associates, the indebtedness of an associate of the Stockholder Nominee, and litigation involving the Stockholder Nominee and his associates, is set forth in Schedules I-A and I-B to this Proxy Statement and is hereby incorporated herein by reference.


        THE STOCKHOLDER RECOMMENDS A VOTE "FOR" THE STOCKHOLDER NOMINEE.


              OTHER MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

         The Stockholder is not aware of any business to be brought before the Annual Meeting other than the election of three Directors. Should other proposals be brought before the Annual Meeting, the persons named on the BLUE proxy card will vote on such proposals in a manner they consider to be in the best interests of the Company and its stockholders.

                                 REQUIRED VOTES

         According to the Company's definitive proxy materials filed with the Commission, the holders of a majority of the Common Stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum for purposes of the Annual Meeting. For these purposes, shares which are present or represented by a proxy at the Annual Meeting will be counted for quorum purposes regardless of whether the holder of the shares or the proxy abstains from voting on any particular matter or whether a broker with discretionary authority fails to exercise its discretionary voting authority with respect to any particular matter. According to the Company's definitive proxy materials filed with the Commission, once a quorum of the stockholders is established, (i) Directors will be elected by a plurality of the votes of the shares of Common Stock, present, in person or by proxy, at the Annual Meeting, and (ii) any other action to be taken must be approved by the vote of the holders of a majority of the shares of Common Stock, present, in person or by proxy, at the Annual Meeting, unless otherwise provided in the Company's Certificate of Incorporation or Bylaws. Abstentions will in effect count as votes against approval of actions to be taken at the Annual Meeting other than the election of Directors. Broker non-votes will not have an effect on the outcome of the election of Directors or approval of any other action the Company is aware is to be taken at the Annual Meeting.

                                PROXY PROCEDURES

         Stockholders are urged to complete, sign and date the enclosed BLUE proxy card and return it to Corr, Inc., Post Office Box 1500, Oneonta, Alabama 35121, in the enclosed postage-paid envelope in time to be voted at the Annual Meeting. Execution of the BLUE proxy card will not affect your right to attend the Annual Meeting and to vote in person. According to the Company's definitive proxy materials filed with the Commission, any proxy may be revoked at any time prior to the Annual Meeting by delivering a written notice of revocation or a later-dated proxy to the Stockholder or to the Secretary of the Company or by voting in person at the Annual Meeting. Only your latest-dated proxy for the Annual Meeting will count.

         Only holders of record as of the close of business on the Record Date will be entitled to vote. If you were a stockholder of record on the Record Date, you may vote your shares of Common Stock at the Annual Meeting even if you have sold your shares before or after the Record Date. Accordingly, please vote the shares of Common Stock held by you on the Record Date, or grant a proxy to vote such shares, on the BLUE proxy card, even if you have sold your shares before or after the Record Date.

         If any of your shares of Common Stock are held in the name of a brokerage firm, bank nominee or other institution on the Record Date, only it can vote such shares and only upon receipt of your specific instructions. Accordingly, please contact the person responsible for your account and instruct that person to execute on your behalf the BLUE proxy card.

         Where you indicate a choice on your BLUE proxy card, your shares of Common Stock will be voted as specified. If you indicate no choice, your shares will be voted "FOR" the Stockholder Nominee, provided that you have signed and dated the BLUE proxy card.

                            SOLICITATION OF PROXIES

         Proxies may be solicited by mail, facsimile, telephone, telegraph, in person and by advertisement. Solicitations may be made by any of the participants disclosed herein, including the Stockholder Nominee. In addition, certain members of management and certain administrative employees of the Stockholder may assist in the solicitation of proxies in the course of their regular employment.

         Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward the soliciting material of the Stockholder to their customers for whom they hold shares and the Stockholder will reimburse them for their reasonable out-of-pocket expenses.

         The Stockholder's total expenditures relating to the solicitation are anticipated to be approximately $300,000. Total expenditures to date have been approximately $36,000. The entire expense of preparing, assembling, printing and mailing this Proxy Statement and related materials and the cost of soliciting proxies in connection therewith will be borne by the Stockholder who does not intend to seek reimbursement from the Company for those expenses.

         STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING OF STOCKHOLDERS

         According to the Company's definitive proxy materials filed with the Commission, in order to be included in the Company's proxy statement for the 2003 Annual Meeting of Stockholders, any stockholder proposal to be presented at the 2003 Annual Meeting of Stockholders must be received in the office of the Secretary of the Company at its principal executive offices by January 31, 2003, and must otherwise be in compliance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, and other applicable legal requirements.

         According to the Company's definitive proxy materials filed with the Commission, notice of nominations of persons for election to the Board of Directors of the Company and the proposal of other business to be considered by the stockholders must be provided in writing to the Secretary of the Company at the Company's principal executive offices, not later than the close of business on April 3, 2003, nor earlier than March 4, 2003. However, if the date of the 2003 Annual Meeting is more than 30 days before or more than 60 days after July 2, 2003, notice of such nominations to be timely must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the 90th day prior to the annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. Additional requirements regarding such nominations are set forth in the Company's definitive proxy materials.

         The Company's principal executive offices are located at 68149 Highway 231 South, Blountsville, Alabama 35031, and its mailing address is Post Office Box 1000, Blountsville, Alabama 35031.

                               OTHER INFORMATION

         Certain information regarding shares of the Common Stock held by the Company's Directors, nominees for Director, management and other 5% beneficial stockholders is contained in Schedule II to this Proxy Statement.

         Reference is made to the Company's definitive proxy materials relating to the Annual Meeting for certain information such materials are required to include concerning the Company, the Common Stock, other information concerning the Company's management, and other matters regarding the Annual Meeting. The Company also is required to provide to its stockholders its Annual Report for the year ended December 31, 2001, which contains information regarding the Company's financial condition and certain other matters. In addition, the Company is required to file reports that are publicly available. Copies of all such documents filed by the Company and by the Committee are available at the Commission's web site (www.sec.gov).

         Except as otherwise noted herein, the information concerning the Company has been taken from or is based on the Company's public filings with the Commission and certain press accounts. The Stockholder disclaims any responsibility for the accuracy or completeness of any such information contained herein or for any failure by the Company to disclose events that may affect the significance or accuracy of such information. Furthermore, information with respect to each participant is given solely by such participant, and no participant assumes responsibility for the accuracy or completeness of information furnished by another participant.


           IF YOU HAVE ANY QUESTIONS CONCERNING THIS PROXY STATEMENT
                   OR NEED ASSISTANCE IN VOTING YOUR SHARES,
                PLEASE CALL THE STOCKHOLDER AT (800) 343-8796.

                                                                   SCHEDULE I-A


                   INFORMATION RELATING TO THE PARTICIPANTS,
                       INCLUDING THE STOCKHOLDER NOMINEE


                                                                                      Principal Business Address
                                                                                            of Corporation
                                                                                          or Organization in
   Name and Business                              Present Principal                        Which Principal
or Residence Address of                            Occupation of                        Occupation of Reporting
   Reporting Person                               Reporting Person                        Person is Conducted
-----------------------                           -----------------                   --------------------------

  Doris S. Corr (1)                           Vice President, Secretary,                600 Third Avenue East
600 Third Avenue East                         Treasurer and a Director -                Oneonta, Alabama 35121
Oneonta, Alabama 35121                              Corr, Inc. (4)

Bryan A. Corr, Sr. (1) (2)               President, Chief Executive Officer,            600 Third Avenue East
  600 Third Avenue East                            and a Director -                     Oneonta, Alabama 35121
 Oneonta, Alabama 35121                             Corr, Inc. (4)
                                               Employee - Corr Wireless
                                               Communications, LLC (5)

   Tina M. Corr (2)                            Employee - Corr Wireless                 600 Third Avenue East
600 Third Avenue East                          Communications, LLC (5)                  Oneonta, Alabama 35121
Oneonta, Alabama 35121

Joan M. Currier (1) (3)                   President, Secretary, Treasurer, a            100 Fourth Avenue West
100 Fourth Avenue West                        Director and an Employee -                Oneonta, Alabama 35121
Oneonta, Alabama 35121                       Comfort Lifestyles, Inc. (6)

John David Currier, Sr. (3)               President, Secretary, Treasurer, a            100 Fourth Avenue West
  100 Fourth Avenue West                      Director and an Employee -                Oneonta, Alabama 35121
  Oneonta, Alabama 35121                  Currier Asset Management, Inc. (7)

Christy C. Chandler (3)                     Employee - Shelby County Board             5640 Cahaba Valley Road
100 Fourth Avenue West                               of Education                     Birmingham, Alabama 35242
Oneonta, Alabama 35121

John David Currier, Jr. (3)                      Full-time student -                      Foy Student Union
  100 Fourth Avenue West                          Auburn University                     Auburn, Alabama 36830
 Oneonta, Alabama 35121

      Corr, Inc.                                         (4)                            600 Third Avenue East
(f/k/a Oneonta Telephone                                                                Oneonta, Alabama 35121
    Company, Inc.)
 600 Third Avenue East
Oneonta, Alabama 35121

---------
(1) Bryan A. Corr, Sr. and Joan M. Currier are the children of R. C. Corr, Jr., who died on June 22, 2001, and Doris S. Corr.

(2)      Bryan A. Corr, Sr. and Tina M. Corr are spouses.

(3) Joan M. Currier and John David Currier, Sr. are spouses. Christy C. Chandler and John David Currier, Jr. are the children of Joan M. Currier and John David Currier, Sr.

(4) All of the outstanding shares of the Stockholder, an Alabama corporation (f/k/a Oneonta Telephone Company, Inc.), are held by Doris
         S. Corr, individually and as personal representative of the Estate of
         R. C. Corr, Jr., and Bryan A. Corr, Sr. Doris S. Corr and Bryan A. Corr, Sr. serve Corr, Inc. in the positions indicated in this Schedule
         I. The Stockholder has no other officers or Directors. The Stockholder is the holding company of CWC (as hereinafter defined).

(5) Corr Wireless Communications, LLC ("CWC"), an Alabama limited liability company (f/k/a North Alabama Cellular, LLC and CorrComm,
         LLC), is a wholly owned subsidiary of the Stockholder. The principal business of CWC is operating, acquiring, constructing and disposing of cellular telephone systems in north Alabama.

(6) The principal business of Comfort Lifestyles, Inc. is the operation of a domiciliary in Oneonta, Alabama.

(7) The principal business of Currier Asset Management, Inc. is the operation of a golf course located in Oneonta, Alabama.


                                     I-A-2

                                                                   SCHEDULE I-B


                          OTHER INFORMATION REGARDING
              THE PARTICIPANTS, INCLUDING THE STOCKHOLDER NOMINEE

BENEFICIAL OWNERSHIP OF COMMON STOCK

         The following table sets forth certain information regarding the beneficial ownership of the Common Stock of the Company as of April 15, 2002 by the participants, including the Stockholder Nominee.


                                                    Number and
                                                   Percentage of                   Number of Shares of         Number of Shares of
                                                     Shares of                     Common Stock With           Common Stock With
                                                   Common Stock                   Respect to Which the        Respect to Which the
                                                 Beneficially Owned               Reporting Person Has        Reporting Person Has
     Name of                            -----------------------------------          Sole Voting and           Shared Voting and
Reporting Person                        Number                Percentage(1)         Dispositive Power           Dispositive Power
-----------------                       ------                -------------       --------------------        --------------------

Doris S. Corr                           311,718 (2)(3)            6.5%                   160,356                     151,362
Bryan A. Corr, Sr.                      192,205 (4)               4.0%                        14                     192,191
Tina M. Corr                             40,829 (5)                 *                         --                      40,829
Joan M. Currier                           7,880 (6)                 *                         --                       7,880
John David Currier, Sr.                   7,880 (7)                 *                         --                       7,880
Christy C. Chandler                      10,454                     *                     10,454                          --
John David Currier, Jr.                  10,454                     *                     10,454                          --
Corr, Inc.                              120,000                   2.5%                        --                     120,000
(f/k/a Oneonta Telephone
Company, Inc.)
Doris S. Corr, Bryan A. Corr,           381,349                   7.9%                    181,278                    200,071
Sr., Tina M. Corr, Joan M.
Currier, John David Currier,
Sr., Christy C. Chandler, John
David Currier, Jr. and Corr,
Inc. as a Group

---------
(1) Percentages are determined on the basis of 4,826,601 shares of Common Stock reported by the Company as being outstanding on May 10, 2002.

(2) Includes (i) 10,454 shares held as Co-custodian with Bryan A. Corr, Sr. for her minor granddaughter, Lauren M. Corr, (ii) 10,454 shares held as Co-custodian with Bryan A. Corr, Sr. for her minor granddaughter, Kelly B. Corr, (iii) 10,454 shares held as Co-custodian with Bryan A. Corr, Sr. for her minor grandson, Bryan A. Corr, Jr., and (iv) 120,000 shares held by the Stockholder (f/k/a Oneonta Telephone Company, Inc.).

(3) Does not include 100,000 shares of Common Stock that are the subject of a lawsuit now styled Doris Corr, individually and as Personal Representative of the Estate of R.C. Corr, Jr., v. Hugh Don Camp, Sr., Don T. Camp, Community Bancshares, Inc., Community Bank, Inc., Kennon
         R. Patterson, Sr., Denny G. Kelly, Bishop K. Walker, et al. Civil Action No. CV-00-260-OHJ, which was filed in the Circuit Court of Blount County, Alabama on October 13, 2000. In this lawsuit, the plaintiffs allege that the defendants, which consist of Hugh Don Camp, Sr., his son, the Company, its principal subsidiary and certain of its officers and Directors, breached or induced Hugh Don Camp, Sr. to breach a contract between him and the plaintiffs for the purchase of 100,000 shares of Common Stock owned by him, and that the defendants entered into an illegal conspiracy to tortiously interfere with such contract. All of the shares of Common Stock to have been purchased in this transaction were to have been held of record by R.C. Corr, Jr. and Doris S. Corr, as joint tenants with right of survivorship, but Doris S. Corr, individually and as personal representative of the Estate of R.C. Corr, Jr., does not beneficially own any of such shares of Common Stock presently.

(4) Includes (i) 40,829 shares held with Tina M. Corr as a joint tenant with right of survivorship and (ii) 10,454 shares held as Co-custodian with Doris S. Corr for his minor daughter, Lauren M. Corr, (iii) 10,454 shares held as Co- custodian with Doris S. Corr for his minor daughter, Kelly B. Corr, (iv) 10,454 shares held as Co-custodian with Doris S. Corr for his minor son, Bryan A. Corr, Jr., and (v) 120,000 shares held by Corr, Inc.

(5) Held with Bryan A. Corr, Sr. as a joint tenant with right of survivorship.

(6) Held with John David Currier, Sr. as a joint tenant with right of survivorship.

(7) Held with Joan M. Currier as a joint tenant with right of survivorship.

*        Less than 1%.


                               ------------------


                                     I-B-2

INDEBTEDNESS

         Quality Transit Sales, Inc.,a principal shareholder of which is John
D. Currier, Sr., the Stockholder Nominee's brother-in-law, was indebted to Community Bank during 2001. The largest aggregate indebtedness outstanding during 2001 was $200,704. This indebtedness was related to a floor-plan line of credit extended to Quality Transit Sales, Inc. and was paid in full on June 27, 2001. The interest rate charged with respect to this indebtedness was 8.5%.


LITIGATION

         The Stockholder Nominee and his associates are parties, together with the Company, Community Bank and certain officers and Directors of the Company, to two lawsuits in addition to the lawsuit previously described herein. On October 13, 2000, a lawsuit now styled Doris Corr, individually and as Personal Representative of the Estate of R.C. Corr, Jr., v. Hugh Don Camp, Sr., Don T. Camp, Community Bancshares, Inc., Kennon R. Patterson, Sr., Denny G. Kelly, Bishop K. Walker, et al., Civil Action No. CV-00-260-OHJ, was filed in the Circuit Court of Blount County, Alabama. In this lawsuit, the plaintiffs allege that the defendants, which consist of Hugh Don Camp, Sr., his son, the Company, Community Bank and certain of its officers and Directors, breached or induced Hugh Don Camp, Sr. to breach a contract between him and the plaintiffs for the purchase of 100,000 shares of Common Stock owned by him, and that the defendants entered into an illegal conspiracy to tortiously interfere with such contract.

         On November 6, 2001, a lawsuit styled Community Bancshares, Inc. and Community Bank v. Bryan A. Corr, Sr., Doris S. Corr, individually and as Executrix of the Estate of R.C. Corr, Jr., deceased, Tina M. Corr, Corr, Inc. f/k/a Oneonta Telephone Company, Inc., George Melvin Barnett, Michael A. Bean, Michael W. Alred, R. Wayne Washam, M. Lewis Benson, Doris E. Benson, John M. Packard, Jr., and Andy Mann, Civil Action No. CV-01-N-2835-S, was filed in the United States District Court for the Northern District of Alabama, Southern Division. As reported, in the Company's Quarterly Report on Form 10-Q for the Quarterly Period Ended September 30, 2001, the plaintiffs, which consist of the Company and Community Bank, allege in their complaint that the defendants, which includes the Stockholder, have illegally conspired to acquire control of the Company and Community Bank. The complaint also alleges that, by knowingly making false statements and unsupported allegations to regulatory and law enforcement authorities and in certain lawsuits, the defendants abused the civil legal process. The complaint further alleges that certain of the defendants who are former directors and/or executive officers of Community Bank breached their fiduciary duties to Community Bank by participating in, and taking actions in the furtherance of, the conspiracy. Finally, the complaint alleges that the defendants failed to make filings which are required by the Federal securities laws to disclose that the group is acting in concert to acquire control of the Company. The Stockholder, the Stockholder Nominee and certain of his associates deny the allegations of this lawsuit and are defending it vigorously.

         The Stockholder, the Stockholder Nominee and his associates have made a proposal to the Company for the settlement of all previously disclosed pending litigation to which they are parties with the Company, Community Bank and certain of its officers and Directors.


                                     I-B-3

                                                                    SCHEDULE II


                OWNERSHIP OF COMMON STOCK BY DIRECTORS, NOMINEES
           AND OFFICERS OF THE COMPANY AND CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information regarding the beneficial ownership of the Common Stock of the Company as of April 15, 2002 by
(i) each of the Directors, management's nominees for election as Director at the Annual Meeting, and executive officers of the Company, (ii) all Directors, executive officers as a group, and (iii) each person or group known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock. Such information has been taken from or is based on the Company's definitive proxy materials with respect to the Annual Meeting.


                                                     Shares of Common Stock Beneficially Owned (1)
                                            -------------------------------------------------------------------------
                                                                                                          Percentage
                                                                                                           of Total
                                                                      Shared                                Shares
         Person, Group or Entity            Sole Power (2)         Power (2)(3)          Aggregate        Outstanding
         -----------------------            --------------         ------------          ---------        -----------
I.       Directors, Nominees and
             Executive Officers

Glynn Debter                                  22,867 (4)              21,611               44,478                *
Roy B. Jackson                                16,400 (5)               6,600               23,000                *
Denny G. Kelly                                57,107 (6)              97,464              157,571             3.20%
John J. Lewis, Jr.                            45,189 (7)               1,200               46,389                *
Loy McGruder (8)                              32,463 (9)             263,894              296,357             6.14%
Kennon R. Patterson, Sr. (10)                 62,862 (11)            768,182              929,044            19.25%
Kennon R. Patterson, Jr.                      21,700 (12)             97,200              118,900             2.46%
Merritt M. Robbins                           188,427 (13)              5,070              193,497             4.01%
Robert O. Summerford                          45,667 (14)             76,200 (15)         121,867             2.52%
Jimmie Trotter                                17,000 (16)              4,014               21,014                *
All Directors and executive officers         610,482                 969,846            1,580,528            32.75%
as a group (11 persons)

II.      Others

U.S. Trust Company, N.A., as                      --                 525,924 (18)         525,924            10.90%
Trustee of the Community
Bancshares, Inc.  Employee Stock
Ownership Plan ("ESOP") (17)

Doris S. Corr, Bryan A. Corr, Sr.,           181,278                 200,071              381,349              7.9%
Tina M. Corr, Joan M. Currier,
John David Currier, Sr.,Christy C.
Chandler, John David Currier, Jr.,
and  Corr, Inc. as a group (19)

Bishop K. Walker, Jr. (20)                   215,115 (21)             56,265              271,380             5.62%

---------
(1) The number of shares reflected are shares which, under applicable SEC regulations, are deemed to be beneficially owned, including shares as to which, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, either voting power or investment power is held or shared. In addition, in computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person which are currently exercisable, or which will become exercisable within 60 days following April 15, 2002, are deemed to be outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The total number of shares beneficially owned is divided, where applicable, into two categories: (i) shares as to which voting/investment power is held solely, and (ii) shares as to which voting/investment power is shared.

(2) Unless otherwise specified in the following footnotes, if a beneficial owner is shown as having sole power, the owner has sole voting as well as sole investment power, and if a beneficial owner is shown as having shared power, the owner has shared voting power as well as shared investment power. Some individuals are shown as beneficial owners of shares held by the Company's ESOP. The individual has sole power to direct the ESOP trustee as to the manner in which shares allocated to the individual's account under the ESOP are to be voted. The individual has no direct power of disposition with respect to shares allocated to the individual's account, except to request a distribution under the terms of the ESOP. The ESOP recordkeeper has not completed the allocation as of December 31, 2001, so the number of shares shown as allocated to an individual's account are as of December 31, 2000.

(3) This column may include shares held in the name of, among others, a spouse, minor children or certain other relatives sharing the same home as the director, nominee, executive officer or 5% stockholder. In the cases of Messrs. Kennon R. Patterson, Sr. and Loy McGruder this column includes 199,877 shares which are held by the ESOP and which have not been allocated to any participant account. These individuals serve as members of the Administrative Committee of the ESOP and have investment authority over the unallocated shares, but each individual disclaims any beneficial ownership with respect to such unallocated shares. In the case of Messrs. Kennon R. Patterson, Sr., Bishop K. Walker, Jr., Denny G. Kelly, Loy McGruder, and Kennon R. Patterson, Jr., this column includes 37,256 shares held by Community Investments, a partnership composed of seven individuals, of which each such individual is a partner.

(4) Includes, 21,667 shares which could be acquired within 60 days following April 15, 2002 pursuant to stock options.

(5) Includes 15,000 shares which could be acquired within 60 days following April 15, 2002 pursuant to stock options.

(6) Includes 40,000 shares which could be acquired within 60 days following April 15, 2002 pursuant to stock options and 16,957 allocated to Denny G. Kelly's ESOP account as of December 31, 2000.

(7) Includes 21,667 shares which could be acquired within 60 days following April 15, 2002 pursuant to stock options.

(8) The address of Loy McGruder is 68149 Highway 231 South, P.O. Box 1000, Blountsville, Alabama 35031.

(9) Includes 21,667 shares which could be acquired within 60 days following April 15, 2002 pursuant to stock options and 10,796 shares allocated to Loy McGruder's ESOP account as of December 31, 2000.

(10) The address of Kennon R. Patterson, Sr. is 68149 Highway 231 South, P.O. Box 1000, Blountsville, Alabama 35031.

(11) Includes 120,000 shares which could be acquired within 60 days following April 15, 2002 pursuant to stock options and 40,762 shares allocated to Kennon R. Patterson, Sr.'s ESOP account as of December 31, 2000.

(12) Includes 15,000 shares which could be acquired within 60 days following April 15, 2002 pursuant to stock options and 6,600 shares allocated to Kennon R. Patterson, Jr.'s ESOP account as of December 31, 2000.

(13) Includes 15,000 shares which could be acquired within 60 days following April 15, 2000 pursuant to stock options.

(14) Includes 23,667 shares which could be acquired within 60 days following April 15, 2002 pursuant to stock options.

(15) Includes 62,200 shares held by Summerford Nursing Home, Inc. and 14,000 shares held by Summerford Drugs, Inc. Robert O. Summerford is a controlling shareholder of both companies.

(16) Includes 15,000 shares which could be acquired within 60 days following April 15, 2002 pursuant to stock options.

(17) The address of U.S. Trust Company, N.A. is 515 S. Flower Street, Suite 2700, Los Angeles, CA 90071-2291.

(18) Participants in the ESOP have the power to direct the ESOP trustee how to vote shares allocated to their individual accounts. Any unallocated shares, and any allocated shares with respect to which voting instructions are not received from a participant, will be voted by the appropriate ESOP fiduciary in its discretion.

(19) The address of the members of the Corr and Currier families and Corr, Inc. (f/k/a Oneonta Telephone Company, Inc.) is 600 Third Avenue East, Oneonta, Alabama 35121.

(20) The address of Bishop K. Walker, Jr. is 68149 Highway 231 South, P.O. Box 1000, Blountsville, Alabama 35031.

(21) Includes 15,217 shares allocated to Bishop K. Walker Jr.'s ESOP account as of December 31, 2000.

*        Less than 1%.

                           COMMUNITY BANCSHARES, INC.
                      2002 ANNUAL MEETING OF STOCKHOLDERS

                      THIS PROXY IS SOLICITED ON BEHALF OF
                                   CORR, INC.


KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby appoints Bryan A. Corr, Sr., proxy of the undersigned, with full power of substitution, to represent and to vote all shares of common stock, par value $.10 per share, of Community Bancshares, Inc. (the "Company") which the undersigned would be entitled to vote at the annual meeting of stockholders of the Company, to be held at The Heritage Center, 111 Washington Street, N.E., Huntsville, Alabama, on Tuesday, July 2, 2002, at 10:00 a.m., Central Time, and at any adjournments or postponements, continuations or reschedulings thereof, in the following manner:

(Please mark each proposal with an "X" in the appropriate box.)

1.       Election of Directors
         [ ] FOR Bryan A. Corr, Sr.       [ ] AUTHORITY WITHHELD to vote for
                                              Bryan A. Corr, Sr.


            THE STOCKHOLDER STRONGLY RECOMMENDS THAT YOU VOTE "FOR"
                            THE STOCKHOLDER NOMINEE.

2. In his discretion, upon such other matters as may properly come before the meeting.


WHERE A CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF BRYAN A. CORR, SR. AND IN THE DISCRETION SPECIFIED IN ITEM 2.

                                    Dated:
                                          -------------------------------------


                                    -------------------------------------------
                                    Signature


                                    -------------------------------------------
                                    Signature

                                    Please sign this proxy exactly as your name appears hereon. When signing as executor, administrator, trustee, corporate officer, etc., please give full title. In the case of joint owners, each joint owner should sign.


  PLEASE SIGN, DATE AND RETURN THIS PROXY CARD TODAY IN THE ENCLOSED ENVELOPE.
              NO POSTAGE REQUIRED IF MAILED IN THE UNITED STATES.